As filed with the Securities and Exchange Commission on May 14, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in charter)

11695 Johns Creek Parkway, Suite 350

Atlanta, Georgia 30097

(770) 418-8800

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Robert E. Bowers

Executive Vice President and Chief Financial Officer

11695 Johns Creek Parkway, Suite 350

Johns Creek, GA 30097

(770) 418-8800

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

John J. Kelley III, Esq.

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, Georgia 30309-3521

(404) 572-4600

Maryland	58-2328421
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

Approximate date of commencement of proposed sale to the public: At any time and from time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

Calculation of Registration Fee:

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.01 par value per share	9,000,000	$19.63	$176,670,000	$12,597

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Registrant’s Class A Common Stock on the New York Stock Exchange on May 10, 2010.

Prospectus

PIEDMONT OFFICE REALTY TRUST, INC.

Dividend Reinvestment Plan

9,000,000 Shares

Piedmont Office Realty Trust, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located in major U.S. office markets and leased primarily to high-credit-quality tenants. We are a Maryland corporation, and we have elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

We have established a Dividend Reinvestment Plan, referred to herein as the “DRP,” designed to provide our stockholders with an economical and convenient method to reinvest all of their quarterly cash dividends in additional shares of our Class A common stock. All holders of record of our Class A, Class B-1, Class B-2 or Class B-3 common stock are eligible to participate in the DRP.

Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “PDM”. The closing price of our Class A common stock on the NYSE on May 13, 2010 was $19.57 per share.

Some of the significant terms of the DRP are:

•	Participants in the DRP may purchase additional shares of Class A common stock of Piedmont by automatically reinvesting all of their cash dividends.

•

Shares of Class A common stock of Piedmont offered under the DRP will, at the election of Piedmont, either be purchased in the open market or purchased directly from Piedmont from authorized but unissued shares.

•

If the shares are purchased directly from Piedmont, the purchase price for shares will be equal to 98% of the average of the high and low sales price of the Class A common stock reported on the New York Stock Exchange Composite Tape on the dividend payment date, except that if no trading is reported for such trading day, the purchase price shall be determined by Piedmont on the basis of such market quotations as it deems appropriate. If the shares are purchased in the open market, the purchase price for shares will be equal to 98% of the weighted average price of shares purchased to satisfy DRP requirements.

•

Eligible stockholders may participate in the DRP by completing and executing the enrollment form attached as Exhibit B to this Prospectus. Enrollment forms will not be accepted until after June 22, 2010.

•

Participants may terminate participation in the DRP at any time without penalty by delivering written notice to us at least ten business days in advance of a dividend payment date. Upon termination of the DRP participation, future dividends will be distributed to the stockholder in cash.

•	Cash distributions are still taxable even though they will be reinvested in our shares of Class A common stock pursuant to the DRP.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2010.

Prospectus Summary

This prospectus summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to enroll in the dividend reinvestment plan of Piedmont. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section.

Piedmont Office Realty Trust, Inc.

Piedmont Office Realty Trust, Inc., referred to herein as “Piedmont,” “we” or “our,” is a Maryland corporation that operates in a manner so as to qualify as a real estate investment trust for federal income tax purposes and specializes in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located in major U.S. office markets and leased primarily to high-credit-quality tenants. Piedmont was incorporated in 1997 and commenced active operations on June 5, 1998. Piedmont conducts business primarily through Piedmont Operating Partnership, L.P., which we refer to as “Piedmont OP,” a Delaware limited partnership, as well as performing the management of its buildings through two wholly-owned subsidiaries, Piedmont Government Services, LLC and Piedmont Office Management, LLC. Piedmont is the sole general partner and possesses full legal control and authority over the operations of Piedmont OP. References to Piedmont herein shall include Piedmont and all of its subsidiaries, including Piedmont OP and its subsidiaries, and consolidated joint ventures.

Our Class A common stock is traded on the NYSE under the symbol “PDM”. The closing price of our Class A common stock on the NYSE on May 13, 2010 was $19.57 per share.

Our corporate office is located at 11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097. Our telephone number is 770-418-8800.

Dividend Reinvestment Plan

This prospectus describes our dividend reinvestment plan pursuant to which you may reinvest your cash dividends in additional shares of Piedmont’s Class A common stock.

Significant features of the dividend reinvestment plan include:

•	Participants in the DRP may purchase additional shares of Class A common stock of Piedmont by automatically reinvesting all of their cash dividends.

•

Shares of Class A common stock of Piedmont offered under the DRP will, at the election of Piedmont, either be purchased in the open market or purchased directly from Piedmont from authorized but unissued shares.

•

If the shares are purchased directly from Piedmont, the purchase price for shares will be equal to 98% of the average of the high and low sales price of the Class A common stock reported on the NYSE Composite Tape on the dividend payment date, except that if no trading is reported for such trading day, the purchase price shall be determined by Piedmont on the basis of such market quotations as it deems appropriate. If the shares are purchased in the open market, the purchase price for shares will be equal to 98% of the weighted average price of shares purchased to satisfy DRP requirements.

•

Eligible stockholders may participate in the DRP by completing and executing the enrollment form attached as Exhibit B to this Prospectus. Enrollment forms will not be accepted until after June 22, 2010.

•

Participants may terminate participation in the DRP at any time without penalty by delivering written notice to us at least ten business days in advance of a dividend payment date. Upon termination of the DRP participation, future dividends will be distributed to the stockholder in cash.

•	Our board of directors may amend or terminate the DRP for any reason.

•	Cash distributions are still taxable even though they will be reinvested in our shares of common stock pursuant to the DRP.

Risk Factors

Investing in our securities involves significant risks and uncertainties that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which risk factors are incorporated by reference into this prospectus, before making an investment decision. These risks could materially affect our business, results of operations or financial condition and cause the value of your shares to decline. You could lose all or part of your investment.

The Dividend Reinvestment Plan

What is the purpose of the DRP?

The purpose of the dividend reinvestment plan, or “DRP,” is to offer Piedmont’s stockholders the opportunity to automatically reinvest their cash dividends in additional shares of our Class A common stock. We will use the proceeds we receive for general corporate purposes. See “Use of Proceeds.”

Who is eligible to participate in the plan?

All holders of record of shares of our Class A, Class B-1, Class B-2 or Class B-3 common stock are eligible to participate in the DRP. In order to be eligible to participate, beneficial owners of shares of common stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker, administrator, nominee or trustee) must either arrange for the holder of record to join the DRP or have the shares they wish to enroll in the DRP transferred to their own names.

How do I enroll in the DRP?

Eligible stockholders may participate in the DRP by completing and executing the enrollment form attached as Exhibit B to this prospectus or any other appropriate authorization form as may be provided from time to time by Piedmont. Enrollment forms will not be accepted until after June 22, 2010. We refer to participants in the DRP in this prospectus as “Participants.” Participation in the DRP will begin with the next dividend payable after receipt of an enrollment form or authorization provided that the enrollment is accepted not less than ten business days before the payment date for the dividend. If a Participant’s enrollment is accepted less than ten business days before a dividend payment date, dividend reinvestment on behalf of such Participant will commence with the next succeeding dividend. Participants will acquire shares under the DRP from the Company as of the date that dividends are paid by Piedmont. Dividends of Piedmont are declared in the discretion of Piedmont’s Board of Directors. Participants may purchase fractional shares so that 100% of the dividends may be used to acquire shares. However, a Participant may not acquire shares to the extent that any such purchase would cause such Participant to own more than 9.8% by value or number of shares, whichever is more restrictive, of our issued and outstanding Class A common stock, unless this limitation is waived by our board of directors.

Who administers the DRP for participants?

Boston Financial Data Services has been designated by us as our agent to administer the DRP for participants, maintain records, send regular statements of account to participants and perform other duties relating to the DRP. Shares of Class A common stock purchased under the DRP will be held by the administrator as agent for participants and registered in the name of the administrator or its nominee. The administrator also serves as transfer agent for Piedmont’s common stock. Should the administrator resign, or be asked to resign, another agent will be asked to serve. The administrator will utilize Wells Capital, Inc. to provide certain stockholder services related to the DRP.

All communications regarding the DRP should be sent to the administrator addressed as follows:

Boston Financial Data Services

c/o Wells Capital, Inc.

P.O. Box 2828

Norcross, Georgia 30091-2828

Telephone: (800) 557-4830

What is the purchase price of shares in the DRP?

Our Class A common stock is traded on the NYSE under the symbol “PDM”. If the shares are purchased directly from Piedmont, the purchase price for shares will be equal to 98% of the average of the high and low sales price of the Class A common stock reported on the NYSE Composite Tape on the dividend payment date, except that if no trading is reported for such trading day, the purchase price shall be determined by Piedmont on the basis of such market quotations as it deems appropriate. If the shares are purchased in the open market, the purchase price for shares will be equal to 98% of the weighted average price of shares purchased to satisfy DRP requirements.

When will I receive reports about my investments under the DRP?

Within 90 days after the end of each fiscal year, we will send you an individualized report summarizing your investment including the purchase date(s), amount invested and the number of shares you own, as well as the dates and amounts of dividends paid to you or invested in additional shares on your behalf during the prior fiscal year. In addition, we will provide you with an individualized quarterly report at the time of each dividend payment showing the number of shares owned prior to the current dividend, the amount of the current dividend and the number of shares owned after the current dividend.

Will I receive certificates for shares purchased under the DRP?

The ownership of the shares purchased under the DRP will be in book-entry form only unless and until Piedmont begins to issue certificates for its outstanding Class A common stock.

How do I terminate participation in the DRP?

Participants may opt out of the DRP at any time without penalty by providing written notice to the administrator at the address provided above. Withdrawal notices received less than ten business days prior to a dividend payment date will not be effective until dividends have been invested and the shares purchased credited to the Participant’s account. Any transfer of shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of the DRP participation, future dividends will be distributed to the stockholder in cash.

How can the DRP be amended, suspended or terminated?

Our board of directors may, by a majority vote, amend, suspend or terminate the DRP for any reason.

What happens if we issue a stock dividend or declare a stock split?

Any stock dividends or stock splits distributed by us on the shares purchased for and credited to a Participant under the DRP will be added to the Participant’s account. In the event rights to purchase additional shares of common stock or other securities are made available to stockholders, such rights will be made available to Participants based on the number of shares (including fractional share interests to the extent practicable) held by such Participants on the record date established for determining stockholders who are entitled to such rights.

What are the federal income tax consequences of participation in the DRP?

The purchase of shares of Class A common stock under the DRP will generally result in the following federal income tax consequences:

•

A distribution on shares of common stock will be treated for federal income tax purposes as a distribution received by the Participant notwithstanding that it is used to purchase additional Class A common stock pursuant to the DRP. The fair market value of shares of common stock acquired with cash distributions reinvested under the DRP will represent dividend income to a Participant to the extent of our current or accumulated earnings and profits, with any excess over our earnings and profits being treated first as a tax-free return of capital to the extent of the tax basis of the Participant’s shares of common stock, and then as a gain from the sale or exchange of the Participant’s stock. In addition, the amount of any brokerage fees, commissions, and service charges incurred by us on behalf of a Participant whose distributions are reinvested to purchase shares on the open market will constitute a dividend to such Participant for federal income tax purposes to the extent described above.

•

The IRS has issued published revenue rulings holding that the discount on common stock purchased under a dividend reinvestment plan is taxable as a distribution to the Participant. Accordingly, based on such authorities, Piedmont intends to treat the 2% discount on the common stock purchased under the DRP as a distribution subject to federal income tax in the same manner as any other distribution to the Participant, and to issue Forms 1099 in accordance with such position. In at least one private letter ruling issued to a particular taxpayer, the IRS appears to have taken the position that an unspecified discount was not taxable to the participants in the DRP. However, such private letter rulings (in contrast to published revenue rulings) are binding only as to the taxpayer to whom they are issued. Accordingly, in the absence of any contrary binding authority, Piedmont intends to follow the IRS position expressed in its published rulings.

•

Dividends paid to corporate stockholders, including amounts taxable as dividends to corporate participants under the first bullet above, will not be eligible for the corporate dividends-received deduction under the Internal Revenue Code.

•

A Participant’s tax basis in additional shares of common stock acquired under the DRP with reinvested distributions will be equal to the amount deemed reinvested, including the amount of any brokerage fees, commissions and service charges, if any, paid on behalf of such Participant and treated as a distribution to such Participant, divided by the number of shares of common stock issued to the Participant under the DRP at such time. The Participant’s holding period for such shares of common stock will commence on the day after the investment date.

•

A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the DRP. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor.

In the case of Participants whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

The above is intended only as a general discussion of the current federal income tax consequences of participation in the DRP. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in the law) of their individual participation in the DRP.

Additional details about the DRP are contained in the dividend reinvestment plan itself, which is attached as Exhibit A to this prospectus.

Use of Proceeds

The net proceeds raised pursuant to the DRP will be used for general corporate and working capital purposes. We will pay actual expenses incurred by Piedmont in connection with the registration and offering of the DRP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC fees and other accountable offering expenses. These offering expenses are currently estimated to be approximately $70,000.

Legal Matters

The legality of the shares being offered has been passed upon for Piedmont by Venable LLP.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC’s website is http://www.sec.gov. You can find information we have filed with the Commission by reference to file number 001-34626.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed) until we sell all of the securities offered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 16, 2010, as amended by the Form 10-K/A filed on April 28, 2010;

•	Our Quarterly Report on Form 10-Q filed on May 11, 2010;

•	Our Current Reports on Form 8-K filed on January 22, 2010, February 23, 2010, March 2, 2010 and March 22, 2010; and

•	The description of our Class A common stock contained in our Registration Statement on Form 8-A (Reg. No. 001-34626), filed on February 5, 2010.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). Requests for such documents should be directed to Piedmont Office Realty Trust, 11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097, Attention: Secretary; telephone number: (770) 418-8800.

Exhibit A

DIVIDEND REINVESTMENT PLAN

As of April 23, 2010

1. Purpose of the DRP. The purpose of the dividend reinvestment plan (the “DRP”) is to offer stockholders of Piedmont Office Realty Trust, Inc. (the “Company”) the opportunity to automatically reinvest their cash dividends in additional shares of the Company’s Class A common stock, par value $0.01 per share (the “DRP Shares”).

2. Dividend Reinvestment. For all eligible stockholders of the Company’s Class A, Class B-1, Class B-2 and Class B-3 common stock (collectively the “Common Stock”) who elect to participate in the DRP (each a “Participant”), the Company will apply all directed cash dividends declared and paid in respect of the Common Stock held by each Participant (the “Dividends”), including Dividends paid with respect to any full or fractional DRP Shares acquired under the DRP, to the reinvestment of such Dividends to purchase additional DRP Shares.

3. Effective Date. The effective date of this Amended and Restated Dividend Reinvestment Plan shall be April 23, 2010.

4. Eligible Stockholders. All holders of record of shares of Common Stock are eligible to participate in the DRP. In order to be eligible to participate, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker, administrator, nominee or trustee) must either arrange for the holder of record to join the DRP or have the shares they wish to enroll in the DRP transferred to their own names.

5. Procedure for Participation. Eligible stockholders may elect to become a Participant by completing and executing an enrollment form provided from time to time by the Company. Enrollment forms will not be accepted until after June 22, 2010. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s enrollment or authorization provided that the enrollment is accepted not less than ten business days before the payment date for the Dividend (the “Dividend Payment Date”). If a Participant’s enrollment is accepted less than ten business days before a Dividend Payment Date, dividend reinvestment on behalf of such Participant will commence with the next succeeding Dividend. Dividends of the Company are declared in the discretion of the Company’s Board of Directors.

6. Purchase of Shares. DRP shares will, at the election of the Company, either be purchased in the open market by or on behalf of the plan administrator, Boston Financial Data Services, Inc. (the “Plan Administrator”), or purchased directly from the Company from authorized but unissued shares. Participants will acquire DRP Shares from the Company at a purchase price equal to 98% of the average of the high and low sales price of the Class A common stock reported on the New York Stock Exchange Composite Tape on the Dividend Payment Date, except that if no trading is reported for such trading day, the purchase price shall be determined by the Company on the basis of such market quotations as it deems appropriate. Participants will acquire DRP Shares purchased in the open market at a price equal to 98% of the weighted average price of the shares of Class A common stock purchased to satisfy DRP requirements. Notwithstanding the foregoing, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limits set forth in the Company’s charter.

7. Share Certificates. The ownership of the DRP Shares purchased through the DRP will be in book-entry form only.

8. Reports. The administrator of the DRP shall provide to each Participant within 90 days after the end of each fiscal year, an individualized report summarizing the Participant’s investment including the purchase date(s), amount invested and the number of shares owned by the Participant, as well as the dates and amounts of

A-1

dividends paid to the Participant or invested in additional Shares during the prior fiscal year. The administrator will also provide the Participant with an individualized quarterly report at the time of each dividend payment showing the number of shares owned prior to the current dividend, the amount of the current dividend and the number of shares owned after the current dividend.

9. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. If a Participant terminates DRP participation, the terminating Participant’s account will reflect the whole number of shares in his or her account. In addition, the Plan Administrator will sell in the open market any fractional share in such account within twenty (20) business days after receipt of the notice of termination, and the Participant will receive a check for the value of such fractional share. Upon termination of DRP participation, Dividends will be distributed to the Participant in cash. Withdrawal notices received less than ten business days prior to a Dividend Payment Date will not be effective until dividends have been invested and the shares purchased credited to the Participant.

10. Taxation of Distributions. The reinvestment of Dividends in the DRP does not relieve DRP Participants of any income tax liability which may be payable as a result of those Dividends.

11. Costs Associated With the DRP. The Company shall pay all administrative costs associated with the reinvestment of dividends under the DRP, including transaction and processing fees, expenses or service charges under the DRP in connection with such purchases under the DRP, other than any fees that may be charged to a Participant by such Participant’s broker, bank or other nominee for participating in the DRP on such Participant’s behalf.

12. Amendment, Suspension or Termination of DRP by the Company. The Board of Directors of the Company may amend, suspend or terminate the DRP for any reason.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death or adjudicated incapacity prior to receipt of notice in writing of such death or adjudicated incapacity; (b) with respect to the time and the prices at which DRP Shares are purchased or sold for a Participant’s account; and (c) for any fluctuation in the market value of Common Stock after the reinvestment of Dividends. The Company has no duties, responsibilities or liabilities except those expressly set forth in the DRP.

A-2

EXHIBIT B

Dividend Reinvestment Plan Enrollment Form

The REQUIRED section below must be completed in order to process this request.

TO PARTICIPATE IN THE DRP: Complete and return this form. Be sure to include your Social Security or Tax Identification Number, account number and signature.

I hereby appoint Boston Financial Data Services, Inc. (or any successor), acting as plan administrator (the “Plan Administrator”), as my agent to receive cash dividends from Piedmont Office Realty Trust, Inc. (“Piedmont”) that may hereafter become payable to me on shares of common stock of Piedmont, registered in my name and authorize such dividends to be applied to the purchase of full shares and fractional interests in shares of Piedmont’s Class A common stock pursuant to the terms and conditions of the dividend reinvestment plan (“DRP”) of Piedmont. By participating in the DRP, I agree to be bound by the terms and conditions of the prospectus that governs the DRP. I further agree that my participation in the DRP will continue until I notify the Plan Administrator in writing that I desire to terminate my participation in the DRP. Upon providing such notification, I acknowledge that my withdrawal from the DRP will be subject to the terms and conditions of the prospectus that governs the DRP.

I hereby confirm the following:

•	That I am a current stockholder of Piedmont;
•	That I have read and fully understand the terms and conditions of the Piedmont DRP Prospectus dated May 14, 2010.

Please indicate your participation below. Return this form only if you wish to participate in the DRP. If your shares are held of record by a Broker or Nominee, you must contact your Broker or Nominee to participate in the DRP.

REQUIRED - Please print clearly

☐  Yes, I would like to participate in the DRP and reinvest all of the dividends declared and payable to me on all classes of common stock in additional shares of Class A common stock of Piedmont.

Primary Investor:

Print Full Legal Name                                 Signature                                                  Date

Secondary Investor:

Print Full Legal Name                                 Signature                                                  Date

Account Number                                                          E-mail Address (if applicable)

Social Security Number(s) or Tax Identification Number(s)

Piedmont Office Realty Trust, Inc., c/o Boston Financial Data Services, Inc.

• P.O. Box 55211 • Boston, MA 02205-5211

Toll Free – 800-557-4830 • Fax – 770-243-8198 • www.piedmontreit.com

B-1

PIEDMONT OFFICE REALTY TRUST, INC.

Dividend Reinvestment Plan

PROSPECTUS

May 14, 2010

Part II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

SEC Registration Fee	$12,597
Legal Fees and Expenses	$20,000
Printing Expenses	$15,000
Mailing	$18,000
Miscellaneous	$4,403

Total	$70,000

Item 15.    Indemnification of Directors and Officers.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former director or officer or (2) any individual who, while a director or officer and, at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, against any claim or liability arising from his service in that capacity and to pay or reimburse such individual’s reasonable expenses in advance of final disposition of a proceeding.

Item 16.    Exhibits.

The following documents are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Dividend Reinvestment Plan (included as Exhibit A to the Prospectus)

5.1	Opinion of Venable LLP regarding legality

23.1	Consent of Venable LLP (included in opinion in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (included on signature page)

99.1	Enrollment Form (included as Exhibit B to the Prospectus)

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johns Creek, State of Georgia, on May 14, 2010.

PIEDMONT OFFICE REALTY TRUST, INC.

By:	/s/ Donald A. Miller, CFA
Donald A. Miller, CFA
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald A. Miller, CFA, Robert E. Bowers, and Laura P. Moon and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Signature	Title	Date

/s/ Donald A. Miller, CFA Donald A. Miller, CFA	President and Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2010

/s/ Michael R. Buchanan Michael R. Buchanan	Director	May 14, 2010

/s/ Donald S. Moss Donald S. Moss	Director	May 14, 2010

/s/ Wesley E. Cantrell Wesley E. Cantrell	Director	May 14, 2010

/s/ William H. Keogler, Jr. William H. Keogler, Jr.	Director	May 14, 2010

/s/ Frank C. McDowell Frank C. McDowell	Director	May 14, 2010

/s/ Jeffrey L. Swope Jeffrey L. Swope	Director	May 14, 2010

/s/ W. Wayne Woody W. Wayne Woody	Director	May 14, 2010

/s/ Robert E. Bowers Robert E. Bowers	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2010

/s/ Laura P. Moon Laura P. Moon	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 14, 2010